Exhibit 10.26

Amendment No. 2

to

Employment Agreement of Dave Schaeffer

This amendment is made by and between Cogent Communications, Inc. (the “Company”) and David Schaeffer (“Executive”).  It amends the Employment Agreement dated February 7, 2000 between the parties.

1.             The expiration of the Extension Term shall be December 31, 2008, i.e. the Employment Agreement shall extend through December 31, 2008.

2.             In Section 2 the last sentence is deleted, i.e. failure to elect the designees of Executive to the board of directors shall not be breach of the Employment Agreement.

3.             In the definition of “Good Reason” contained in Section 1(o) the phrase “(other than any such change resulting from the election by the Board of a non-executive Chairman, as approved by 2/3 of the Board then sitting)” is deleted.  The parties agree that failure to elect the Executive as chairman of the Board shall constitute a “failure to reelect him to his positions” which entitles him to resign for Good Reason.

3.             The obligation in Section 5(c) to purchase a life insurance policy for the benefit of Executive shall expire on March 23, 2009 (the date on which the guaranteed premium amounts of the current term life policy end).

4.             In Section 13 the requirement to send a copy of any notice to John D. Watson is deleted and the address for notices to the Company is changed to:

Chief Legal Officer

Cogent Communications, Inc.

1015 31st Street, NW

Washington, DC 20007

Fax 202-338-8798

5.             The parties agree that there is no page 2 and no Sections between Section 1(d)(iv) and 1(l) in the Employment Agreement.

6.             Except as herein amended the Employment Agreement shall remain in full force and effect.

Accepted and Agreed to:	.	Cogent Communications, Inc

/s/ David Schaeffer		by:	/s/ Edward Glassmeyer
David Schaeffer			Edward Glassmeyer
In his individual capacity			on behalf of the Compensation Committee and the Board of Directors
Date: March 12, 2007		Date:	March 12, 2007